                                                         Exhibit No. EX-99.g.1.i

                                   Appendix A
                            as amended May 25, 2006

                      MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                    MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                          MGI Non-US Core Equity Fund
                        MGI High Yield Fixed Income Fund
                    MGI Core Opportunistic Fixed Income Fund
                    MGI US Short Maturity Fixed Income Fund